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                                                                   EXHIBIT 23.04

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Pre-effective Amendment No. 3 to Registration Statement No. 33-57611 of AmeriQuest Technologies, Inc. of our report dated September 3, 1993, except for Notes 5 and 6, as to which the date is September 24, 1993 and Note 15, as to which the date is June 6, 1994, appearing in the Annual Report on Form 10-K of Kenfil Inc. for the year ended June 30, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California

May 24, 1995

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